  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 16, 2000
                              Registration Statement No. 33-_______________
==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                             --------------------
                                   FORM S-8
                            Registration Statement
                                  Under the
                            Securities Act of 1933

      -----------------------------------------------------------------

                        ANHEUSER-BUSCH COMPANIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                       43-1162835
     (State or Other Jurisdiction                            (IRS Employer
   of Incorporation or Organization)                      Identification No.)

                               ONE BUSCH PLACE
                          ST. LOUIS, MISSOURI  63118
                   (Address of Principal Executive Offices)

        ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
                           (Full Title of the Plan)

                               JOBETH G. BROWN
                    VICE PRESIDENT AND CORPORATE SECRETARY
                        ANHEUSER-BUSCH COMPANIES, INC.
                               ONE BUSCH PLACE
                          ST. LOUIS, MISSOURI 63118
                   (Name and Address of Agent for Service)

                                (314) 577-3314
          Telephone Number, Including Area Code of Agent for Service


                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                               Proposed        Proposed
                              Amount           Maximum          Maximum        Amount of
  Title of Securities         to be         Offering Price     Aggregate      Registration
    to be Registered        Registered      Per Share<F*>   Offering Price        Fee
--------------------------------------------------------------------------------------------
   Common Stock, par    10,000,000 Shares     $45.90625     $459,062,500.00   $121,192.50
    value $1.00 per
    share, including
    preferred stock
    purchase rights
--------------------------------------------------------------------------------------------

   <F*>Estimated solely for purposes of calculating the registration fee.
In accordance with Rule 457(h)(1), the proposed offering price of shares was based on the average of the high and low prices reported on the New York Stock Exchange on November 9, 2000.

   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



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                                    PART I
   The Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.





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
                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

       The following documents are incorporated by reference in this registration statement:

       (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

       (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000; June 30, 2000 and September 30, 2000.

       (c) The descriptions of the Registrant's shares of common stock, including the preferred stock purchase rights relating thereto, contained in the Registrant's registration statements filed under the Securities Exchange Act of 1934, File No. 1-7823, including any amendment or report filed for the purpose of updating such descriptions.

       All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.      Description of Securities.

       The Registrant's common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 5.      Interests of Named Experts and Counsel.

       PricewaterhouseCoopers LLP, the Registrant's independent accountants, have no interest in the Registrant.
       Thomas Larson, Esq., Associate General Counsel of the Registrant, has passed upon the legality of the shares offered under this registration statement.

Item 6.      Indemnification of Directors and Officers.

       The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against



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expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

       The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Registrant to the full extent authorized or permitted by Delaware law. The Restated Certificate also provides that the Registrant may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements), and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.

       The Registrant has entered into indemnification agreements with its directors and its executive officers.

Item 7.      Exemptions from Registration Claimed.

Not Applicable.

Item 8.      Exhibits.

5.1 Opinion and consent of Thomas Larson, Esq., Associate General Counsel of the Registrant, concerning the legality of the shares of common stock being registered hereunder.

5.2    Internal Revenue Service Determination Letter dated January 30, 1995.

23     Consent of Independent Accountants

24.1 Power of Attorney executed by directors and officers of the Registrant.

Item 9.      Undertakings.



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       (a)   The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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             (3)   To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on November 16, 2000.

                                    ANHEUSER-BUSCH COMPANIES, INC.

                                    By: /s/ JOBETH G. BROWN
                                        --------------------------------
                                            JoBeth G. Brown
                                            (Vice President and
                                            Corporate Secretary)



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    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

                                 Title                     Date
     AUGUST A. BUSCH III   <F*>  Chairman of the Board     September 27, 2000
---------------------------      and President and
     August A. Busch III         Director (Principal
                                 Executive Officer)


      W. RANDOLPH BAKER    <F*>  Vice President            September 27, 2000
---------------------------      President and Chief
      W. Randolph Baker          Financial Officer and
                                 Director (Principal
                                 Financial Officer)


        JOHN F. KELLY      <F*>  Vice President and        September 27, 2000
---------------------------      Controller (Principal
        John F. Kelly            Accounting Officer)

      BERNARD A. EDISON    <F*>  Director                  September 27, 2000
---------------------------
      Bernard A. Edison

     CARLOS FERNANDEZ G.   <F*>  Director                  September 27, 2000
---------------------------
     Carlos Fernandez G.

        JOHN E. JACOB      <F*>  Director                  September 27, 2000
---------------------------
        John E. Jacob

        JAMES R. JONES     <F*>  Director                  September 27, 2000
---------------------------
        James R. Jones

      CHARLES F. KNIGHT    <F*>  Director                  September 27, 2000
---------------------------
      Charles F. Knight

    VERNON R. LOUCKS, JR.  <F*>  Director                  September 27, 2000
---------------------------
    Vernon R. Loucks, Jr.

      VILMA S. MARTINEZ    <F*>  Director                  September 27, 2000
---------------------------
      Vilma S. Martinez



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

      JAMES B. ORTHWEIN    <F*>  Director                  September 27, 2000
---------------------------
      James B. Orthwein

     WILLIAM PORTER PAYNE  <F*>  Director                  September 27, 2000
---------------------------
     William Porter Payne

        JOYCE M. ROCHE     <F*>  Director                  September 27, 2000
---------------------------
        Joyce M. Roche

      PATRICK T. STOKES    <F*>  Director                  September 27, 2000
---------------------------
      Patrick T. Stokes

       ANDREW C. TAYLOR    <F*>  Director                  September 27, 2000
---------------------------
       Andrew C. Taylor

                                 Director
---------------------------
    Douglas A. Warner III

   EDWARD E. WHITACRE, JR. <F*>  Director                  September 27, 2000
---------------------------
   Edward E. Whitacre, Jr.


                                 <F*> By:  /s/ JOBETH G. BROWN
                                           ---------------------------
                                               JoBeth G. Brown
                                              Attorney-in-Fact



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

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) of the Plan have duly caused this registration statement to be signed by the undersigned thereunto duly authorized in the City of St. Louis, State of Missouri on November 16, 2000.

                                    ANHEUSER-BUSCH DEFERRED
                                    INCOME STOCK PURCHASE
                                    AND SAVINGS PLAN


                                    By: /s/ JOBETH G. BROWN
                                        ---------------------------
                                            JoBeth G. Brown
                                            Committee Member




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

                                EXHIBIT INDEX


5.1 Opinion and consent of Thomas Larson, Esq., Associate General Counsel of the Registrant, concerning the legality of the shares of common stock being registered hereunder.

5.2    Internal Revenue Service Determination Letter dated January 30, 1995.

23     Consent of Independent Accountants

24.1 Power of Attorney executed by directors and officers of the Registrant.